Exhibit 99.1

FOR IMMEDIATE RELEASE

NEWSTAR REPORTS FIRST QUARTER RESULTS

Strong core business performance is offset by write-down of

residential mortgage-backed securities portfolio

•	$0.2 million of adjusted net income in the first quarter or $0.01 adjusted earnings per diluted share

•	$2.4 million net loss in the first quarter or $0.07 net loss per diluted share on a GAAP basis

•	Recognized $9.0 million after-tax impairment in residential mortgage-backed securities portfolio

•	$2.3 billion of assets in managed loan portfolio, up 12% from the fourth quarter

•	Commercial credit quality stable, no loan charge offs

Boston – May 3, 2007 – NewStar Financial, Inc. (NASDAQ: NEWS), today reported adjusted net income for the first quarter of 2007 of $0.2 million, or adjusted earnings of $0.01 per diluted share. On a GAAP basis, the company reported a net loss of $2.4 million, or $0.07 per diluted share. Positive operating results were offset by a $14.9 million pre-tax charge ($9.0 million after-tax) to recognize impairment in the company’s residential mortgage-backed securities portfolio (“RMBS”).

The company also announced that it would discontinue its investment activity in this asset class and manage the disposition of its current portfolio over time to optimize its economic value.

“A severe correction in the RMBS market offset an otherwise strong quarter for our core lending franchise,” said Tim Conway, Chairman and Chief Executive Officer. “By writing down our portfolio, discontinuing further investment in this asset class and managing the portfolio to maximize recoveries over time, we believe we are taking appropriate action to reduce our risk, while maximizing the economic value of our holdings. As a result, we will be better positioned for the future. Although we are not pleased by the overall results in Q1, the growth in our core business is encouraging. Excluding the write-down, revenue was up 29% from the prior quarter driven by growth in interest income and fee revenue from asset management and syndications. Volume was strong as we grew our managed assets to nearly $2.3 billion. Commercial credit quality is performing well within expected parameters as our loan portfolio continues to season.”

“Adjusted net income” and other non-GAAP financial measures used in this release are defined under “Non-GAAP Financial Measures” on page 5. We have provided a reconciliation between GAAP and adjusted (non-GAAP) measures in the attached financial tables.

Residential Mortgage-backed Securities Portfolio

•	We recorded a $14.9 million pre-tax charge ($9 million after-tax) to recognize an unrealized loss and reduce the carrying value of our RMBS portfolio in the first quarter of 2007.

•	An additional $14.1 million of pre-tax net unrealized holding losses was taken as a charge to stockholders’ equity through the Other Comprehensive Income / Loss account.

•	The carrying value of the RMBS portfolio, net of the unrealized holding losses described above, was $101 million, or 5.4% of total loans and investments, as of March 31, 2007.

•

The portfolio was comprised of RMBS backed by pools of collateral consisting of 1st mortgages (40%), ‘closed end’ 2nd mortgages (20%), home equity lines of credit (13%), and residentially serviced lot loans (7%), as well as net interest margin securities (19%) backed by residual interests of home equity loan RMBS.

•	Approximately $29 million, or 29%, of the portfolio, represented securities backed by pools of mortgage loans to borrowers which have weighted average FICO scores of 700 or better (Prime).

•

Approximately $50 million, or 49%, of the portfolio represented securities backed by pools of mortgage loans to borrowers which have weighted average FICO scores of between 620 and 700 (Mid-Prime or Alt A).

•	Approximately $22 million, or 22%, of the portfolio represented securities backed by pools of mortgage loans to borrowers which have weighted average FICO scores of 620 or lower (Sub-Prime).

•	Approximately 47% of the RMBS portfolio is rated investment grade by at least one recognized rating agency.

Strong Origination Volume

•

Overall origination volume for the quarter was $519 million, of which $150 million was syndicated to others, $80 million was sold to the New Star Credit Opportunities Fund (NCOF), $11 million was originated for the managed CLO and $278 million was retained on NewStar’s balance sheet.

•	Middle Market Corporate generated approximately 82% of the new volume in the quarter, while Commercial Real Estate and Structured Products produced 10% and 8%, respectively.

•	We continued to grow our proprietary direct origination platform in the first quarter, adding four new senior bankers of six that we expect to add in 2007.

Growth in Loans and Investments

•

Managed loan portfolio increased to $2.3 billion as of March 31, 2007, an increase of $247 million, or 12%, from $2.0 billion at December 31, 2006. Assets managed for the NCOF increased by $99 million, or 35%, from $283 million as of December 31, 2006 to $382 million at March 31, 2007.

•	Gross loans and investments in debt securities held on NewStar’s balance sheet increased to $1.9 billion as of March 31, 2007, an increase of $148 million from $1.7 billion at December 31, 2006.

•

Our business continues to be balanced across industry sectors and highly diversified across issuers. As of March 31, 2007, no single issuer represented more than 1.2% of our loan portfolio and the ten largest issuers comprised approximately 10% of the loan portfolio.

•	We continue to be highly selective and focus on senior debt products, with 77% of the loan portfolio invested in senior secured loans and senior debt investments.

Net Interest Income / Margin

•	Net interest income before provision for credit losses was $22.0 million for the first quarter 2007 compared to $15.5 million for the fourth quarter 2006 and $8.0 million for the first quarter 2006.

•

Net interest margin was 4.50% for the first quarter 2007 compared to 3.82% for the fourth quarter 2006 and 3.85% for the first quarter 2006. Adjusted net interest margin was 4.50% for the first quarter 2007 compared to 4.50% for the fourth quarter 2006 and 4.46% for the first quarter 2006.

Non-Interest Income

•

Non-interest income was $(10.7) million for the first quarter 2007, a decrease of $14.8 million from $4.1 million in the prior quarter. The decrease was due principally to the impairment in the RMBS portfolio offset by an increase in asset management fees generated by the NCOF.

Stable Commercial Loan Credit Quality

•	As of March 31, 2007, we did not have any impaired loans and had not experienced any loan charge offs.

•

As of March 31, 2007, we had an allowance for credit losses of $22.9 million, or 1.40% of loans compared to $20.6 million, or 1.40%, at December 31, 2006 and $9.4 million or 1.24% at March 31, 2006. The increase in the allowance for credit losses is due to higher loan balances and a slight shift in business mix and rating profile.

•	Provision expense was $2.3 million in the first quarter 2007 compared to $5.9 million in the fourth quarter 2006 and $1.4 million in the first quarter of 2006.

•	One of our loans with a principal amount of $8.4 million was delinquent as of March 31, 2007, representing a 0.51% delinquency rate. Subsequent to March 31, 2007, this loan became current.

•	The credit issue with a $10.4 million commercial security that we disclosed in our 2006 Form 10-K continues to develop and we are evaluating restructuring options.

Funding

•	During the first quarter, we increased the capacity of our credit facilities by $200 million and reduced the cost of funds on these facilities.

•	Total cash and equivalents as of March 31, 2007 were $191 million, of which $131 million was unrestricted.

Expenses

•

Operating expenses were $13.0 million in the first quarter 2007 compared to $51.6 million in the fourth quarter 2006 and $7.0 million for the first quarter 2006. The decrease in operating expenses from Q4 was primarily due to a $39.1 million of non-cash compensation charge in the fourth quarter of 2006 related to restricted stock grants made since our inception as a private company including equity awards made in connection with our initial public offering.

•	Excluding the write-down, our adjusted efficiency ratio was 38% in the first quarter 2007.

Conference Call and Webcast

We will host a webcast/conference call to discuss the results today at 5:00 pm Eastern Standard Time. All interested parties are invited to participate via telephone or webcast, which will be hosted through the Investor Relations section of our website at www.newstarfin.com. Please visit the website to register for the webcast and test your connection prior to the call. You can also access the conference call by dialing (800) 765-0709 approximately 5-10 minutes prior to the call. International callers should dial (913) 981-5564. All callers should reference “NewStar Financial, Inc.”

For convenience, an archived replay of the call will be available through May 10, 2007 by dialing (888) 203-1112. International callers should call (719) 457-0820. For all replays, please use the passcode # 3471739. The audio replay will also be available through the Investor Relations section of our website at www.newstarfin.com.

About NewStar Financial

NewStar Financial is a specialized commercial finance company focused principally on meeting the complex financing needs of customers in the middle market through our corporate, commercial real estate, and structured products groups. Our senior banking teams call directly on customers to provide advice and finance a range of strategic transactions that may require some combination of senior secured, second lien and mezzanine financing. NewStar typically works with customers with financing needs of up to $150 million and cash flow as low as $5 million. We target ‘hold’ positions of up to $35 million, but may also underwrite or arrange transactions up to $100 million for syndications to other lenders.

We are headquartered in Boston MA, with regional offices in Darien CT, Chicago IL, San Francisco CA, San Diego CA, and Charleston SC. In December of 2006, NewStar completed an Initial Public Offering. The Company’s shares trade on the NASDAQ under the ticker symbol, NEWS. Please visit our website at www.newstarfin.com for more detailed transaction and contact information.

Contact:

Robert K. Brown

500 Boylston Street, Suite 1600

Boston, MA 02116

P 617.848.2558

F 617.848.4399

rbrown@newstarfin.com

Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. As such, they are subject to material risks and uncertainties.

More detailed information about these factors is described in NewStar’s filing with Securities and Exchange Commission (the “SEC”), including Item 1A (“Risk Factors”) of our 2006 Form 10-K. NewStar is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. NewStar plans to file its Form 10-Q with the SEC on or before May 15, 2007 and urges its shareholders to refer to that document for more complete information concerning NewStar’s financial results.

Non-GAAP Financial Measures

References to “adjusted net income” and “adjusted earnings per share” mean net income or earnings per diluted share, respectively, as determined under GAAP, excluding the following items: (i) interest expense and amortization of deferred financing costs on corporate debt, (ii) the call premium and termination fee associated with the termination of our corporate debt, (iii) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering and (iv) general and administrative expense incurred related to the initial public offering. GAAP requires that these items be included in net income. NewStar management uses “adjusted net income” and “adjusted earnings per share” to make operational and investment decisions, and NewStar believes that they provide useful information to investors in their evaluation of our financial performance and condition. Excluding interest expense and amortization of deferred financing costs on corporate debt and the call premium and termination fee associated with the termination of our corporate debt eliminates expenses that we do not anticipate incurring in the foreseeable future that make it difficult to assess our core performance and compare our period-over-period results. Excluding compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering and general and administrative expense incurred related to our initial public offering, eliminates unique expenses that make it difficult to assess our core performance and compare our period-over-period results. A reconciliation of adjusted net income to net income is included on page 7 of this release.

References to “adjusted net interest margin” mean annualized interest income as determined under GAAP less annualized interest expense as determined under GAAP excluding interest expense and amortization of deferred financing costs on corporate debt, divided by average interest earning assets for the period.

Adjusted return on average assets means adjusted net income divided by average assets for the period. Adjusted return on average equity means adjusted net income divided by average equity for the period. Adjusted efficiency ratio means operating expenses determined in accordance with GAAP less (i) the call premium and termination fee associated with the termination of our corporate debt, (ii) compensation expense related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering and (iii) general and administrative expense incurred related to the initial public offering divided by net revenue. Adjusted cost of funds means adjusted interest expense divided by average interest bearing liabilities for the period less the average corporate debt outstanding for the period. The adjusted ratios exclude unique expenses that make it difficult to assess our core performance and compare our period-over-period results.

A reconciliation of our adjusted financial measures to their GAAP equivalents is included on page 9 of this release. NewStar’s adjusted financial measures should not be considered as alternatives to financial measures determined in accordance with GAAP and may be different from, or inconsistent with, non-GAAP financial measures used by other companies.

NewStar Financial, Inc.

Consolidated Balance Sheets

(unaudited)

($ in thousands)	March 31, 2007	December 31, 2006	March 31, 2006
Assets:
Cash and cash equivalents	$131,391	$103,269	$1,579
Restricted cash	59,578	40,174	31,176
Investments in debt securities, available-for-sale	183,032	203,121	120,204
Loans held-for-sale	52,270	62,620	58,923
Loans, net	1,600,821	1,437,832	749,768
Deferred financing costs, net	10,989	11,614	9,885
Interest receivable	18,343	19,849	8,840
Property and equipment, net	1,051	961	935
Deferred income taxes, net	15,965	14,705	6,627
Income tax receivable	7,460	—	—
Other assets	36,877	21,047	6,931

Total assets	$2,117,777	$1,915,192	$994,868

Liabilities:
Repurchase agreements	$26,856	$34,535	$34,822
Credit facilities	852,410	625,910	435,000
Term debt	784,725	774,225	334,014
Corporate debt	—	—	37,500
Accrued interest payable	11,263	23,200	6,159
Accounts payable	403	4,315	138
Income tax payable	—	4,166	199
Other liabilities	25,241	25,426	7,153

Total liabilities	1,700,898	1,491,777	854,985
Total stockholders’ equity	416,879	423,415	139,883

Total liabilities and stockholders’ equity	$2,117,777	$1,915,192	$994,868

NewStar Financial, Inc.

Consolidated Statements of Operations

(unaudited)

	Three Months Ended
($ in thousands, except per share amounts)	March 31, 2007	December 31, 2006	March 31, 2006
Net interest income:
Interest income	$45,488	$39,243	$18,916
Interest expense	23,537	23,766	10,966

Net interest income	21,951	15,477	7,950
Provision for credit losses	2,312	5,941	1,403

Net interest income after provision for credit losses	19,639	9,536	6,547
Non-interest income:
Fee income	2,553	3,006	810
Asset management income	964	692	67
Gain on derivatives	84	73	257
Loss on investments in debt securities	(14,862)	(846)	—
Other income	544	1,178	439

Total non-interest income	(10,717)	4,103	1,573
Operating expenses:
Compensation and benefits	10,532	47,738	5,354
Occupancy and equipment	492	486	380
General and administrative expenses	1,939	3,380	1,272

Total operating expenses	12,963	51,604	7,006

Income (loss) before income taxes	(4,041)	(37,965)	1,114
Income tax expense (benefit)	(1,595)	(5,911)	473

Net income (loss)	(2,446)	(32,054)	641
After tax adjustments:
Extinguishment of corporate debt expense (1)	—	2,805	730
IPO related compensation and benefits expense (2)	2,682	33,202	—
IPO related general and administrative expense (3)	—	621	72

Adjusted net income	$236	$4,574	$1,443

Net income (loss) per share:
Basic	$(0.07)	$(1.26)	$0.05
Diluted	$(0.07)	$(1.26)	$0.05
Weighted average shares outstanding: (4)
Basic	36,257,589	25,376,446	11,776,539
Diluted	36,257,589	25,376,446	12,297,822
Adjusted net income per share:
Basic	$0.01	$0.18	$0.12
Diluted	$0.01	$0.18	$0.12
Adjusted weighted average shares outstanding: (4)
Basic	36,257,589	25,376,446	11,776,539
Diluted	36,841,994	25,910,522	12,297,822

(1)	Includes interest expense for the 2006 periods, call premium, termination fee and deferred finance costs associated with the Company's corporate debt which was repaid on December 20, 2006.

(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

(3)	General and administrative expense related to the Company’s initial public offering.

(4)	Weighted average shares for all periods reflect the conversions and reverse split that occurred at the IPO.

NewStar Financial, Inc.

Selected Financial Data

(unaudited)

	Three Months Ended
($ in thousands)	March 31, 2007	December 31, 2006	March 31, 2006
Performance Ratios:
Return on average assets	(0.50)%	(7.83)%	0.31%
Return on average equity	(2.34)	(50.91)	2.30
Net interest margin, before provision	4.50	3.82	3.85
Efficiency ratio	115.40	263.57	79.16
Credit Quality and Leverage Ratios:
Delinquent loan rate (at period end)	0.51	0.57	—
Non-accrual loan rate	—	—	—
Net charge off rate	—	—	—
Allowance for credit losses ratio (at period end)	1.40	1.40	1.24
Equity to assets (at period end)	19.68	22.11	14.06
Debt to equity (at period end)	3.99x	3.39x	6.01x
Average Balances:
Loans and other debt products, gross	$1,812,027	$1,525,105	$817,623
Interest earning assets	1,976,185	1,606,785	837,428
Total assets	1,988,910	1,623,952	851,051
Interest bearing liabilities	1,525,081	1,328,178	721,995
Equity	424,063	249,773	113,021
Allowance for credit loss activity:
Balance as of beginning of period	$20,570	$14,629	$8,035
Provision for credit losses	2,312	5,941	1,403
Net charge offs	—	—	—

Balance as of end of period	$22,882	$20,570	$9,438

Supplemental Data (at period end):
Investments in debt securities, gross	$210,634	$217,314	$127,605
Loans held-for-sale, gross	52,698	63,277	59,670
Loans held-for-investment, gross	1,632,105	1,467,038	764,135

Loans and investments in debt securities, gross	1,895,437	1,747,629	951,410
Unused lines of credit	336,978	302,856	149,588
Standby letters of credit	8,719	6,990	4,442

Total funding commitments	$2,241,134	$2,057,475	$1,105,440

Loan portfolio	$1,895,437	$1,747,629	$951,410
Loans owned by NewStar Credit Opportunities Fund	382,354	283,378	41,443

Managed loan portfolio	$2,277,791	$2,031,007	$992,853

Loans held-for-sale, gross	$52,698	$63,277	$59,670
Loans held-for-investment, gross	1,632,105	1,467,038	764,135

Total loans, gross	1,684,803	1,530,315	823,805
Deferred fees, net	(10,182)	(10,468)	(6,241)
Allowance for loan losses	(21,530)	(19,395)	(8,874)

Total loans, net	$1,653,091	$1,500,452	$808,690

Book value per share	$11.50	$11.68	$9.26

NewStar Financial, Inc.

Non-GAAP Data

(unaudited)

	Adjusted
	Three Months Ended
($ in thousands)	March 31, 2007	December 31, 2006	March 31, 2006
Performance Ratios:
Return on average assets	0.05%	1.12%	0.69%
Return on average equity	0.22	7.27	5.18
Efficiency ratio	81.21	45.19	61.36
Net interest margin, before provision	4.50	4.50	4.46
Cost of funds	6.26	6.44	5.75
Average Balances:
Interest bearing liabilities	$1,525,081	$1,328,178	$721,995
Less: corporate debt	—	33,016	37,500

Adjusted interest bearing liabilities	$1,525,081	$1,295,162	$684,495

Consolidated Statement of Operations Adjustments(1):
Interest expense	$23,537	$23,766	$10,966
Less: interest & amortization related to corporate debt	—	2,728	730

Adjusted interest expense	$23,537	$21,038	$10,236

Operating expenses	$12,963	$51,604	$7,006
Less:
Corporate debt prepayment fees	—	1,425	—
IPO related compensation and benefits expense (2)	3,841	39,129	—
IPO related general and administrative expense (3)	—	968	72

Adjusted operating expenses	$9,122	$10,082	$6,934

(1)	Adjustments are pre-tax.

(2)	Non-cash compensation charge related to restricted stock grants made since our inception as a private company, including equity awards made in connection with the initial public offering.

(3)	General and administrative expense related to the Company’s initial public offering.

NewStar Financial, Inc.

Portfolio Data

(unaudited)

($ in thousands)	March 31, 2007		December 31, 2006		March 31, 2006
Portfolio Data:
First mortgage	$243,637	12.9%	$216,888	12.4%	$92,359	9.7%
Senior secured asset-based	56,449	3.0	50,566	2.9	39,249	4.1
Senior secured cash flow	1,162,643	61.3	1,082,048	61.9	613,887	64.5
Senior subordinated asset-based	279,941	14.8	247,456	14.2	104,161	11.0
Senior subordinated cash flow	55,782	2.9	35,161	2.0	19,000	2.0
Second lien	64,731	3.4	70,875	4.1	37,000	3.9
Subordinated	31,533	1.7	43,916	2.5	45,754	4.8
Mezzanine	721	—	719	—	—	—

Total	$1,895,437	100.0%	$1,747,629	100.0%	$951,410	100.0%

Corporate	$1,286,088	67.9%	$1,183,107	67.7%	$658,242	69.2%
Structured Products	341,894	18.0	333,787	19.1	195,809	20.6
Commercial Real Estate	267,455	14.1	230,735	13.2	97,359	10.2

Total	$1,895,437	100.0%	$1,747,629	100.0%	$951,410	100.0%